Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

SYKES ENTERPRISES, INCORPORATED

a Florida Corporation

August 27, 2021

ARTICLE I

OFFICES

SECTION 1. The location of the registered office of Sykes Enterprises, Incorporated, a Florida corporation (the Corporation), shall be as stated in the Articles of Incorporation, which location may be changed from time to time by the Board of Directors of the Corporation (the Board of Directors).

SECTION 2. The Corporation may also have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. Meetings of the shareholders may be held at such place either within or without the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual meetings of shareholders shall be held on such date and at such time as may be fixed from time to time, provided, that there shall be an annual meeting held every calendar year at which shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

SECTION 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or the President of the Corporation, and shall be called by the Board of Directors at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than 50% of all the shares entitled to vote at a meeting which shall state in such request the purpose or purposes of the proposed meeting.

SECTION 4. The officer or agent who has charge of the stock transfer book for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting, or any adjournment thereof. Such list shall be arranged alphabetically and by voting group and shall show the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 5. Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered, either personally or by first-class mail, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

SECTION 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise expressly required by statute or by the Articles of Incorporation or these Bylaws. All shareholders present in person or represented by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be initially present at any meeting of shareholders, a majority of the shareholders entitled to vote thereat shall nevertheless have power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Once a share is represented for any purpose at a meeting, it is deemed presented for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

SECTION 7. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized if the votes cast favoring the action exceed the votes cast against the action, except as otherwise expressly required by statute, the Articles of Incorporation, or these Bylaws, in which case such express provision shall govern and control the decision of such question. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

SECTION 8. Except as otherwise provided by law or the Articles, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder except as otherwise expressly required in the Articles of Incorporation. A vote may be cast either orally or in writing. Each proxy shall be in writing and signed by the shareholder or his authorized agent or representative. A proxy is not valid after the expiration of 11 months after its date unless the person executing it specifies therein the length of time for which it is to continue in force. Unless prohibited by law, a proxy otherwise validly granted by facsimile shall be deemed to have been signed by the granting shareholder. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

SECTION 9. Attendance of a person at a meeting of shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

SECTION 10. Any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 10 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action is of a type for which dissenters’ rights are provided for by statute, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting shareholders.

ARTICLE III

DIRECTORS

SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

SECTION 2. The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors. In the absence of an express determination by the Board of Directors, the number of directors, until changed by the Board of Directors, shall be that number of directors elected at the most recently held annual meeting of shareholders or, if no such meeting has been held, the number elected by the incorporator. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is duly elected and qualified or until his death, resignation or removal. Directors need not be shareholders or officers of the Corporation.

SECTION 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the shareholders, and the directors so chosen shall hold office until the next annual election of directors by the shareholders and until their successors are duly elected and qualified or until their death, resignation or removal. Any director may be removed, with or without cause, by the shareholders at a meeting of the shareholders called expressly for that purpose. A director may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or a subsequent time as set forth in the notice of resignation.

SECTION 4. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 5. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors or by the President of the Corporation. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting. Regular meetings of the Board of Directors may also be held without notice.

SECTION 6. Special meetings of the Board of Directors may be called by the Board of Directors or President of the Corporation on two days’ notice to each director by mail or 24 hours’ notice either personally or by telephone or facsimile transmission. The notice need not specify the business to be transacted or the purpose of the special meetings. The notice shall specify the place of the special meeting.

SECTION 7. At all meetings of the Board of Directors, a majority of the number of directors then serving shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board of Directors a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors or a committee, the members present thereat may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 8. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, before or after the action, all members of the Board of Directors or committee consent thereto in writing. The written consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such consents shall have the same effect as a vote of the Board of Directors or committee for all purposes.

SECTION 9. A majority of the full Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, such a committee shall not have the power or authority to:

(a) approve or recommend to shareholders actions or proposals required by statute to be approved by the shareholders,

(b) fill vacancies on the Board of Directors or any committee thereof,

(c) adopt, amend or repeal the Bylaws of the Corporation,

(d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

(e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or an officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

SECTION 10. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 11. By resolution of the Board of Directors and irrespective of any personal interest of any director, the Board of Directors may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12. Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE IV

NOTICES

SECTION 1. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any director, committee member or shareholder, such notice may be (but is not required to be) given in writing by mail (registered, certified or other first class mail) addressed to such director, shareholder or committee member at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in a post office or official depository under the exclusive care and custody of the United States postal service.

SECTION 2. Whenever any notice is required to be given under the provision of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or a committee, need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. The officers of the Corporation may consist of a president, one or more vice presidents, a secretary and a treasurer, or such other officers as the Board of Directors may designate, and, if elected by the Board of Directors by resolution, a Chairman of the Board of Directors. Any number of offices may be held by the same person.

SECTION 2. The Board of Directors may from time to time appoint such other officers and assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 4. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. An officer may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or at a subsequent time specified in the notice of resignation.

SECTION 5. Unless otherwise provided by resolution of the Board of Directors, the president shall be the chief executive officer of the Corporation, shall, in the absence or non-election of a chairman or vice chairman of the Board of Directors, preside at all meetings of the shareholders and the Board of Directors (if he shall be a member of the Board of Directors), shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute on behalf of the Corporation, and may affix or cause the corporate seal (if adopted by the Board of Directors) to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and he shall have the authority to vote any shares of stock owned by the Corporation.

SECTION 6. The vice-presidents shall act under the direction of the president. They shall perform such duties and have such other powers as the president or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more executive vice-presidents or may otherwise specify the order of seniority of the vice-presidents.

SECTION 7. The secretary shall act under the direction of the president. Subject to the direction of the president he or she shall attend all meetings of the Board of Directors and all meetings of the shareholders and record the proceedings. The secretary shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the president or the Board of Directors. The secretary shall keep in safe custody the seal of the Corporation, if a corporate seal is adopted by the Board of Directors. When authorized by the president or the Board of Directors, the secretary shall cause the seal of the Corporation to be affixed to any instrument requiring it. The secretary shall be responsible for maintaining the stock transfer book and minute book of the Corporation and shall be responsible for their updating.

SECTION 8. The assistant secretaries shall act under the direction of the president. In the order of their seniority in office, unless otherwise determined by the president or the Board of Directors, they shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 9. The treasurer shall act under the direction of the president. Subject to the direction of the president, the treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the president or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as treasurer and of the financial condition of the Corporation. The treasurer may affix or cause to be affixed the seal of the Corporation to documents so requiring the seal, if a corporate seal is adopted by the Board of Directors.

SECTION 10. The assistant treasurers in the order of their seniority of office, unless otherwise determined by the president or the Board of Directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president or the Board of Directors may from time to time prescribe.

SECTION 11. To the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors or by the president (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to this Corporation.

ARTICLE VI

CERTIFICATES OF STOCK AND SHAREHOLDERS OF RECORD

SECTION 1. The shares of stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the president or a vice-president and by the secretary or an assistant secretary of the Corporation provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes or series of its stock shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, each holder of stock in the Corporation shall be entitled to have such a certificate certifying the number of shares owned by him in the Corporation.

SECTION 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock

SECTION 3. The Board of Directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock transfer book for shares of the Corporation.

SECTION 5. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. The stock transfer books of the Corporation shall not be closed.

If no record date is fixed:

(a) The record date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held; and

(b) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered upon its stock transfer book for shares of the Corporation as the owner of shares for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

ARTICLE VII

INDEMNIFICATION

The Corporation shall, to the fullest extent permitted or required by the Florida Business Corporation Act (FBCA), including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify all of the Corporation’s officers and directors, all of the officers and directors of all of the Corporation’s domestic subsidiaries and all persons rendering services to the Corporation’s foreign subsidiaries in capacities as officers and directors or in equivalent, identical or similar capacities (hereinafter, collectively the Officers and Directors of the Corporation), against any and all liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Officer is a Party or in which such Director or Officer is deposed or called to testify as a witness because he or she is or was a Director or Officer of the Corporation or any of the Corporation’s domestic or foreign subsidiaries. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Officer may be entitled under any written agreement, Board of Directors’ resolution, vote of shareholders, the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Officer under this Article. For purposes of this Article, the term “Directors” includes former directors of the Corporation or any of the Corporation’s domestic or foreign subsidiaries and any director who is or was serving at the request of the Corporation or any of the Corporation’s domestic or foreign subsidiaries as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term “Officers” includes all those individuals who are or were at any time officers of the Corporation or any of the Corporation’s domestic or foreign subsidiaries and not merely those individuals who are or were at any time “executive officers” of the Corporation or any of the Corporation’s domestic or foreign subsidiaries as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article VII and not otherwise defined herein have the meaning set forth in Section 607.0850 of the FBCA. The provisions of this Article VII are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article VII shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1. 1. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

SECTION 2. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors but shall end on December 31st of each year if not otherwise fixed by the Board of Directors.

SECTION 3. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise provided by law, the failure to affix the seal of the Corporation to a document shall not affect the validity thereof.

SECTION 4. The Corporation shall keep within or without the State of Florida books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committee, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Florida a stock transfer book for shares of the Corporation containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any such stock transfer book, books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 5. These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

ARTICLE IX

AMENDMENTS

The Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or the Board of Directors. The shareholders may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.